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                                                                   EXHIBIT 24.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation of our reports dated May 17, 1994, included in this Form 10-K, into the Company's previously filed Registration Statement Form S-3 (No. 33-28942); Registration Statement Form S-8 (No. 33-28939); Registration Statement Form S-8 (No. 33-29163); Registration Statement Form S-8 (No. 33-32824); Registration Statement Form S-3 (No. 33-35988); Registration Statement Form S-8 (No. 33-37377); Registration Statement Form S-3 (No. 33-49918) and Registration Statement Form S-8 (No. 33-71114).




                                                           Arthur Andersen & Co.




Dallas, Texas
June 20, 1994